EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares of

 NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC

Tendered Pursuant to the Offer to Purchase
Dated January 31, 2022

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.

BY FEBRUARY 28, 2022.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON FEBRUARY 28, 2022,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

NB Crossroads Private Markets Access Fund LLC

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (844) 448-4480

Fax: (816) 860-3140

Letter of Transmittal Page 1 of 5

NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC

Ladies and Gentlemen:

The undersigned hereby tenders to NB Crossroads Private Markets Access Fund LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the "Fund"), the shares of limited liability company interests in the Fund (the "Shares") held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated January 31, 2022 (the "Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

A promissory note (the "Promissory Note") for the value of the purchased Shares will be held by UMB Fund Services, Inc. ("UMBFS") on behalf of the undersigned. Upon written request by the undersigned to UMBFS, UMBFS will mail the Promissory Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Promissory Note will also reflect the final payment portion of the purchase amount, if any, as described in Section 7 of the Offer. Any final payment of cash due pursuant to the Promissory Note will also be made by wire transfer of the funds to the undersigned's account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of March 31, 2022, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares. The final payment will be payable as promptly as practicable after the completion of the Fund's next annual audit. It is anticipated that the annual audit of the Fund's financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC,

c/o UMB FUND SERVICES, INC.,

235 W. GALENA Street, MILWAUKEE, WI 53212,

Attention: Tender Offer Administrator.

FOR ADDITIONAL INFORMATION: PHONE: (844) 448-4480 OR FAX: (816) 860-3140.

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL

 Tender Date: March 31, 2022

 Tender Expiration Date: 11:59 p.m. ET, February 28, 2022

 PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE FAX OR MAIL TO:

NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	FOR ADDITIONAL INFORMATION: PHONE: (844) 448-4480 FAX: (816) 860-3140

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip:
Social Security # or Taxpayer Identification #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address Line 1
Advisor Address Line 2
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

Letter of Transmittal Page 3 of 5

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Entire amount of Shares

☐ Portion of Shares         $______________     or     ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders some but not all of its Shares in an amount that would cause the undersigned's remaining Shares to have a NAV of less than $10,000, the Board of Managers of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned's Shares in the Fund.

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

☐       Deliver All Proceeds to Custodian to Bank Account on Record

☐       Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record

☐       Deliver All Proceeds to Bank Account on Record

☐       Deliver All Proceeds to New Bank Instructions (Must complete Part 4 below)

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund's audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services, Inc. ("UMBFS") at the (844) 448-4480 for instructions.

PROMISSORY NOTE: The Promissory Note reflecting both the initial payment and the final payment portion of the purchase amount, as applicable, will be held by UMBFS on the undersigned's behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Promissory Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 – NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Shareholder's Account:
Shareholder Account Number at Broker:

Letter of Transmittal Page 4 of 5

PROMISSORY NOTE: The Promissory Note reflecting both the initial payment and the final payment portion of the purchase amount, as applicable, will be held by UMBFS on the undersigned's behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Promissory Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 5 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY
WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS
TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 5 of 5